Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On September 20, 2018, Creative Realities, Inc. (“Creative Realities” or the “Company”), announced the execution of a Stock Purchase Agreement which anticipates the acquisition of Allure Global Solutions, Inc. (“Allure”).  The acquisition of Allure closed on November 20, 2018 and is referred to as the “Transaction.”

The following unaudited pro forma combined financial statements are based on the Creative Realities historical consolidated financial statements and Allure’s historical financial statements as adjusted to give effect to the Transaction and those capitalization events previously outlined in the Prospectus dated November 14, 2018 (Registration No. 333-209487) filed with the SEC on November 16, 2018, including a one-for-thirty reverse stock split, conversion of the Company’s outstanding convertible promissory notes into shares of common stock and warrants, conversion of the Company’s Series A 6% Convertible Preferred Stock into shares of common stock, and the issuance of other shares of common stock and warrants set forth in the Prospectus.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2018 give effect to the acquisition of Allure as if it had occurred on January 1, 2017 and combine the historical statement of operations for the nine months ended September 30, 2018 for both Creative Realities and Allure.

The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2017 give effect to the acquisition of Allure as if it had occurred on January 1, 2017 and combine the Creative Realities historical statement of operations for the year ended December 31, 2017 and the Allure historical statement of operations for the year ended March 31, 2018, representing the fiscal year end date for Allure.

The unaudited pro forma combined balance sheet as of September 30, 2018 gives effect to the acquisition of Allure as if it had occurred on September 30, 2018 and includes adjustments that give effect to factually supportable events that are directly attributable to the Transaction.

The Notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented.  The unaudited pro forma combined financial information should be read in conjunction with the accompanying Notes.

The unaudited pro forma combined financial information are primarily based on and should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s periodic reports previously filed with the Securities and Exchange Commission, along with the historical financial statements and accompanying notes for Allure included in our Current Report on Form 8-K filed February 1, 2019. The unaudited pro forma combined financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma combined financial information.

The pro forma adjustments reflecting the completion of the Transaction are based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and upon the assumptions set forth in the Notes included in this section.  The pro forma adjustments related to the allocation of purchase price within the unaudited pro forma combined balance sheet are preliminary and subject to change and are based on the estimated fair value of the identifiable assets acquired and liabilities assumed with the excess purchase price allocated to goodwill.  The final purchase price allocation will be completed no later than one year after the date of completion of the Transaction.

The unaudited pro forma combined financial information is presented for informational purposes only and do not reflect future events that may occur after the Transaction, or any operating efficiencies or inefficiencies that may result from the Transaction.  Therefore, the unaudited pro forma combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that the Company will experience after the Transaction.  In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma combined financial information. Actual results could differ, perhaps materially, from these estimates and assumptions.

CREATIVE REALITIES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

As of September 30, 2018

(In thousands)

	Creative Realities, Inc.	Allure Global Solutions, Inc.	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,500	$68	$2,154	(a)	$2,439
			(1,283)	(a)
Accounts receivable, net	5,047	2,910			7,957
Unbilled receivables	216	-	-		216
Due from affiliate		1,409	(1,409)	(b)	-
Work-in-process and inventories	391	256	-		647
Prepaid expenses and other current assets	1,249	51	(64)	(a)	1,236

TOTAL CURRENT ASSETS	8,403	4,694	(602)		12,495

Long-term receivables	417	-	-		417
Property and equipment, net	1,106	90	-		1,196
Capitalized software development costs	-	2,086	(2,086)	(d)	-
Intangibles, net	179	-	-		179
Goodwill	14,989	-	14,812	(d),(e)	29,801
Goodwill and other intangible assets		8,243	(8,243)	(e),(f)	-
Other assets	187	-	7	(c)	194
Security deposits		7	(7)	(c)	-
TOTAL ASSETS	$25,281	$15,120	$3,881		$44,282

CREATIVE REALITIES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

As of June 30, 2018

(In thousands)

	Creative Realities, Inc.	Allure Global Solutions, Inc.	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term related party loans payable, net	1,817	-	(1,158)	(a)	659
Due to affiliate	-	3,850	(3,850)	(g)	-
Accounts payable and accrued expenses		4,267	(4,267)	(c)	-
Accounts payable	1,444	-	153	(c)	1,597
Accrued expenses	1,648	-	4,114	(c)	2,204
			(125)	(a)
			(764)	(h)
			(465)	(q)
			(2,204)	(o)
Deferred revenue	6,752	1,116	(803)	(c)	7,065
Customer deposits	1,258	-	803	(c)	2,061
Other current liabilities		-	-		-

TOTAL CURRENT LIABILITIES	12,919	9,233	(8,566)		13,586

LONG-TERM LIABILITIES:
Long-term related party loans payable, net	6,558	-	(4,407)	(q)	2,151
Long-term loans payable, net	-	-	900	(g)	3,104
			2,204	(o)
Earn-out liability	-	-	2,000	(j)	2,000
Warrant liability	623	-	-		623
Deferred tax liabilities	352	1,126	94	(n)	1,572
Other long-term liabilities	193	-	-		193

TOTAL LONG-TERM LIABILITIES	7,726	1,126	791		9,643
TOTAL LIABILITIES	20,645	10,359	(7,775)		23,229

COMMITMENTS AND CONTINGENCIES:
Convertible preferred stock, net of discount (liquidation preference of $5,535)	1,802	-	(1,802)	(p)	-

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, 200,000 shares authorized; 2,962 shares issued and outstanding	30	-	29	(a)	97
			18	(p)
			20	(q)
Additional paid-in capital	32,763	18,205	(18,205)	(i)	50,915
			2,061	(a)
			(1,409)	(b)
			4,483	(e),(f)
			2,950	(g)
			764	(h)
			(2,000)	(j)
			4,761	(l)
			(94)	(n)
			1,784	(p)
			4,852	(q)
Accumulated deficit	(29,959)	(13,444)	13,444	(i)	(29,959)

TOTAL STOCKHOLDERS’ EQUITY	2,834	4,761	13,458		21,053
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$25,281	$15,120	$3,881		$44,282

See notes to unaudited pro forma consolidated financial information

CREATIVE REALITIES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2018

(In thousands, except per share data)

	Creative Realities, Inc.		Allure Global Solutions, Inc.	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Net revenues	$		$8,061	$(8,061)	(c),(m)	$-
Sales - Hardware		5,587		2,776	(c)	8,363
Sales - services and other		11,659		5,284	(c)	16,943
Direct costs of sales			6,765	(6,765)	(c)	-
Cost of Sales - Hardware		3,782		2,745	(c)	6,527
Cost of Sales - Services and Other		5,124		3,374	(c)	8,498
Gross profit		8,340	1,296	645		10,281
Operating Expenses:						-
Operating expenses			3,334	(3,334)	(c)	-
Sales and marketing expenses		1,466		1,166	(c)	2,632
Research and development expenses		879		322	(c)	1,201
General and administrative expenses		6,874		2,366	(c)	9,029
				(211)	(h)
Depreciation and amortization expense		981	1,115	127	(c)	1,158
				(1,065)	(f)
Lease termination expense		474		-		474

Total operating expenses		10,674	4,449	(629)		14,494
Operating income (loss)		(2,334)	(3,153)	1,274		(4,213)
Other income (expenses):
Interest expense		(2,014)	(78)	18	(g)	(2,189)
				(115)	(r)
Change in fair value of warrant liability		235		-		235
Gain on settlement of obligations		208		-		208
Other income (expense), net		(7)		-		(7)
Net income (loss) before income taxes		(3,912)	(3,231)	1,177		(5,966)
Benefit/(provision) from income taxes		184	1,939	(23)	(k)	2,100

Net (loss) / income		$(3,728)	$(1,292)	$1,155		$(3,865)

Dividends on preferred stock		(345)				(240)
Net loss attributable to common shareholders		(4,073)				(4,105)

Basic loss per common share		(1.34)				(0.41)
Diluted loss per common share		(1.34)				(0.41)

Weighted average shares outstanding - basic		2,777		6,708	(a)	9,485
Weighted average shares outstanding - diluted		2,777		6,708	(a)	9,485

CREATIVE REALITIES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended December 31, 2017

(In thousands, except per share data)

	Creative Realities, Inc. For the twelve months ended December 31, 2017	Allure Global Solutions, Inc. For the twelve months ended March 31, 2018	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Net revenues	$-	$9,449	$(9,449)	(c)	$-
Sales - Hardware	5,412	-	3,748	(c)	9,160
Sales - services and other	12,286	-	5,701	(c)	17,987
Direct costs of sales	-	7,377	(7,377)	(c)	-
Cost of Sales - Hardware	4,434	-	4,104	(c)	8,538
Cost of Sales - Services and Other	5,875	-	2,285	(c)	8,160
Gross profit	7,389	2,072	988		10,449
Operating Expenses:					-
Operating expenses	-	5,744	(5,744)	(c)	-
Sales and marketing expenses	2,078	-	2,012	(c)	4,090
Research and development expenses	991	-	564	(c)	1,555
General and administrative expenses	6,944	-	3,965	(c)	10,628
			(281)	(h)
Depreciation and amortization expense	1,505	1,488	191	(c)	1,764
			(1,420)	(f)
ConeXus acquisition stock issuance expense	1,971	-	-		1,971

Total operating expenses	13,489	7,232	(713)		20,008
Operating income (loss)	(6,100)	(5,160)	1,701		(9,559)
Other income (expenses):
Interest expense	(1,610)	(41)	39	(g)	(1,612)
Change in fair value of warrant liability	(153)		-		(153)
Gain on settlement of obligations	872		-		872
Other income (expense), net	2		-		2
Net income (loss) before income taxes	(6,989)	(5,201)	1,741		(10,449)
Benefit/(provision) from income taxes	39	2,507	-		1,368
			(337)	(k)
			4	(b)
			94	(n)
			(939)	(b)
Net loss	$(6,950)	$(2,694)	$563		$(9,081)

Dividends on preferred stock	(246)				(240)
Net loss attributable to common shareholders	(7,196)				(9,321)

Basic loss per common share	(2.86)				(0.99)
Diluted loss per common share	(2.86)				(0.99)

Weighted average shares outstanding - basic	2,426		6,708	(a)	9,134
Weighted average shares outstanding - diluted	2,426		6,708	(a)	9,134

CREATIVE REALITIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial information is presented on a basis consistent with the Company’s historical consolidated financial statements and is comprised of the following:

●	The unaudited pro forma combined balance sheet combines the Company’s unaudited consolidated balance sheet and Allure’s unaudited consolidated balance sheet as of September 30, 2018.

●	The unaudited pro forma combined statements of operations for the year ended December 31, 2017 combines the Company’s audited consolidated statement of operations for the year ended December 31, 2017 and Allure’s audited statement of operations for the year ended March 31, 2018.

●	The unaudited pro forma combined statement of operations for the nine months ended September 30, 2018 combines the Company’s unaudited consolidated statement of operations for the nine months ended September 30, 2018 with Allure’s unaudited consolidated statement of operations for the nine months ended September 30, 2018.

The unaudited pro forma combined statements of operations do not reflect any anticipated cost savings or any related non-recurring costs to achieve those cost savings.  The unaudited pro forma combined statements of operations do not claim to represent our actual results of operations that would have occurred if the Transaction had taken place on the dates specified, nor are they indicative of the results of operations that may be achieved in the future.

NOTE 2 – PURCHASE PRICE ALLOCATION

The purchase price summary and purchase price allocations are preliminary, subject to change and based on Allure’s assets and liabilities as of September 30, 2018.  Final purchase price and purchase price allocations will be based on the fair value of identifiable assets acquired and liabilities assumed in accordance with U.S. GAAP on the closing date of the Transaction. The Company expects to finalize the valuation and complete the purchase price summary and purchase price allocations as soon as practical, but no later than one year from the acquisition date.

Estimated Purchase Price Summary

For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration (amounts in thousands), assuming an estimated working capital settlement of zero:

Cash consideration for stock	$6,300
Note payable with former creditor of seller	900
Management retention liability due by former seller	1,250
Earn-out on revenue target	2,000
Total consideration / purchase price	$10,450

The working capital settlement adjusts the base purchase price based on the excess or shortfall of current assets less current liabilities of the acquiree on the acquisition date versus the working capital target date of September 30, 2018.  Settlement is due 90 days after the closing date of the Transaction.

Estimated Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired net tangible and intangible assets acquired and liabilities assumed of Allure and is for illustrative purposes only.

Accounts receivable	$2,909
Inventory	256
Prepaid expenses and other current assets	52
Property and equipment	89
Goodwill	14,812
Other long-term assets	7
Accounts payable	(153)
Accrued expenses	(3)
Deferred revenues	(313)
Customer deposits	(803)
Deferred tax liabilities, net	(1,126)
Management retention liability	(974)
Earn-out liability	(2,000)
Note payable to seller	(2,303)
Total purchase price	10,450

Goodwill represents the excess of the purchase price over the fair value of tangible and intangible assets. Specifically identifiable indefinite-lived intangible assets include trade name, customer relationships and technology platform. No finite-lived intangible assets were identified.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma combined financial information:

(a)	The principal sources and uses of cash associated with the Transaction are anticipated as follows (in thousands of US Dollars):

Increase (decrease) in Cash
Cash raised through equity offering, net	$7,171
Cash consideration paid for stock	(6,300)
Pro forma adjustment	$871

The Transaction was funded through the sale of shares of our common stock and warrants to purchase common stock in our public offering as described in our Prospectus dated November 14, 2018 (Registration No. 333-209487) filed with the Securities and Exchange Commission on November 16, 2018. We raised $10,002 in gross proceeds or $8,904 net of offering expenses. $64 of the $1,097 offering expenses were recorded in other current assets as of September 30, 2018 and have been reclassified. We used $6,300 in cash consideration from the closing, assuming an estimated working capital settlement of zero, as outlined in the Stock Purchase Agreement. We used proceeds for repayment of our senior secured credit facility down to a maximum balance of $4,000 (gross debt) as articulated in the “Use of Proceeds” section of the Prospectus, which represented a use of approximately $1,283 based on the outstanding balance, inclusive of accrued interest, as of September 30, 2018.

(b)	Commensurate with the Transaction, income tax receivables related to historic income tax returns filed by Allure were retained by the seller as amounts were generated as the result of the use of Allure deferred tax assets recognized as part of the seller’s consolidated income tax return. Accordingly, we have eliminated the benefit of these items from the “Benefit/(provision) from income taxes” for within the unaudited pro forma combined statements of operations for both the year ended December 31, 2017 and the nine months September 30, 2018. We also eliminated these amounts from the pro forma as adjusted balance sheet at September 30, 2018 and accounted for the impact on the unaudited pro forma combined statements of operations through additional paid-in capital as of September 30, 2018.

(c)	Reclassifications to Allure’s historical audited and unaudited consolidated financial statements to conform to the financial statement classification and presentation used by Creative Realities, Inc. to prepare its consolidated financial statements.

(d)	To derecognize the $2,086 million recorded by the acquiree for separately identified capitalized software development costs which had not yet begun being amortized in the financial statements. For purposes of these unaudited pro forma financial statements, no amounts have been preliminarily assigned to separately identifiable intangible assets, including software applications, as fair value assessments have not been completed on these assets. As such, no pro forma adjustments were recorded to the amortization expense included in the historic Allure financial statements. The fair value of the Company’s separately identifiable intangible assets, including any marketable software applications, will be based on the Company’s estimate of fair value based on both historical experience and knowledge of the Transaction. Valuations of the Company’s intangible assets are expected to be finalized no later than one year from the date of acquisition. Any value assigned to these assets will represent a reclassification from the goodwill asset recorded in our preliminary purchase price allocation as outlined in the table in Note 2. Any reclassification recorded could result in further adjustments to pro forma combined financial statements, including but not limited to adjustments to amortization expense, deferred tax liabilities and income tax expense

(e)	To derecognize the $1,045 recorded by the acquiree for goodwill, net of amortization, and to record goodwill for the Transaction. For further detail on the calculation of goodwill, see the estimated purchase price and estimated purchase price allocation tables in Note 2.

(f)	To derecognize the $7,198 million recorded by the acquiree for separately identified intangible assets. As a result of the recognition of these assets, we adjusted the unaudited pro forma combined statement of operations for the twelve months ended December 31, 2017 and the nine months ended September 30, 2018 for the amortization expense previously recorded and the related impact on additional paid-in capital within the unaudited pro forma combined balance sheet as of September 30, 2018. For purposes of these unaudited pro forma financial statements, no amounts have been preliminarily assigned to separately identifiable intangible assets as fair value assessments have not been completed on these assets. As such, no pro forma adjustments were recorded to the amortization expense included in the historic Allure financial statements. Separately identifiable intangible assets principally represent indefinite lived assets including include trade name, customer relationships and technology platform. The fair value of the Company’s separately identifiable intangible assets will be based on the Company’s estimate of fair value based on both historical experience and knowledge of the Transaction. Valuations of the Company’s intangible assets are expected to be finalized no later than one year from the date of acquisition. Any value assigned to these assets will represent a reclassification from the goodwill asset recorded in our preliminary purchase price allocation as outlined in the table in Note 2. Any reclassification recorded could result in further adjustments to pro forma combined financial statements, including but not limited to adjustments to amortization expense, deferred tax liabilities and income tax expense.

(g)	To derecognize the $3,850 note payable recorded by the acquiree for notes payable to their parent company, and to recognize a $900 long-term note payable due to the seller as part of the purchase price consideration included within the tables in Note 2. The note has a stated interest rate of 3.5% and is payable on February 19, 2020, with interest-only payments quarterly until the maturity date. We have eliminated the incremental interest expense from the unaudited pro forma combined statements of operations for the twelve months ended December 31, 2017 and the nine months ended September 30, 2018 and accounted for the impact on the unaudited pro forma combined statements of operations through additional paid-in capital as of September 30, 2018.

(h)	To eliminate $1,906 of management retention bonus included within Accrued expenses on the unaudited pro forma balance sheet as of September 30, 2018 and re-establish a liability of $932 representing the liability transferred to us as part of the purchase price consideration as outlined in our preliminary purchase price allocation in the table in Note 2. Accordingly, we have eliminated general and administrative expense recorded in the unaudited pro forma combined statements of operations for both the year ended December 31, 2017 and the nine months September 30, 2018 related to the liability retained by the seller and adjusted additional paid-in capital within the unaudited pro forma combined balance sheet at September 30, 2018. The remaining expense related to the management retention bonus will be recorded pro rata through the maturity date on November 15, 2019.

(i)	To eliminate the stockholders’ equity section of the sellers’ balance sheet.

(j)

To recognize a liability in the unaudited pro forma combined balance sheet as of September 30, 2018 for the earn-out payment. The stock purchase agreement contemplates additional consideration or $2,000 to be paid by us to seller in the event that acquiree revenue exceeds $13,000, wherein revenues from one specifically-named customer add only 70% of their gross value to the total, for any of (i) the 12-month period ending December 31, 2019, or (ii) any of the next following trailing 12-month periods ending on each of March 31, June 30, September 30 and December 31, 2020.

ASC 805 requires recognition of the fair value of this contingent consideration transferred in exchange for an acquired business. The gross value of the contingent consideration has been recorded as a liability and a reduction to accumulated deficit within the unaudited pro forma combined balance sheet as of September 30, 2018. As the contingent consideration arrangement includes a nonlinear relationship between outcomes and payouts, we utilized the probabilistic method in determining the fair value of this liability to be recorded as part of the estimated purchase price allocation as included in the tables in Note 2.

(k)	To derecognize the income tax benefit recorded on acquire standalone financial statements, net of adjustment previously outlined in (b), as the acquiree has had losses for two consecutive annual periods and did not previously record a valuation allowance on deferred tax assets. As the unaudited pro forma combined statements of income indicate a pre-tax loss for all periods presented, a valuation allowance has been recorded and the related income tax benefit has been removed.

(l)	Pro forma adjustments for non-acquired assets and liabilities.

(m)	Acquiree is a private company not yet required and has not yet adopted ASC 606 Revenue from Contracts with Customers. The potential impact of the adoption of ASC 606 is not present within this unaudited pro forma financial information. Upon consummation of the transaction, we will formalize our evaluation, adopt, and implement ASC 606.

(n)	To record a valuation allowance of $94, representing 100% of the deferred tax assets related to net operating losses. The Acquiree financial statements did not record a valuation allowance on net operating losses; however, as the unaudited combined pro forma statements accumulated deficit indicates historical losses, an adjustment to reserve against these assets by reducing income tax benefit in the unaudited combined statement of income.

(o)	To reclassify $2,204 of accrued liabilities as of the acquisition date to long-term loans payable, net. The closing balance sheet of Allure as of the acquisition date resulted in a proposed net working capital contribution by the Seller of $800; however, the net working capital at the acquisition date included $2,204 of liabilities due from Allure to the Seller. The Company and Seller agreed to exclude those balances from the net working capital calculation, resulting in a net working capital surplus of $1,403. Both parties agreed to modify the Note outlined in (g) above to increase the note by this net working capital surplus to a new total balance of $2,303. The note has a stated interest rate of 3.5% and is payable on February 19, 2020, with interest-only payments quarterly until the maturity date. We have eliminated the incremental interest expense from the unaudited pro forma combined statements of operations for the twelve months ended December 31, 2017 and the nine months ended September 30, 2018 and accounted for the impact on the unaudited pro forma combined statements of operations through additional paid-in capital as of September 30, 2018.

(p)	To recognize the mandatory conversion of the Company’s Series A Preferred Stock into common stock as a result of the Company’s consummation of the Offering and the Allure Transaction per the results of the proxy vote of those preferred shareholders. The conversion price of the Preferred Stock was $7.65 per share, consistent with the Certificate of Designation, resulting in issuance of 723,561 shares of the Company’s common stock. Those holders of Preferred Stock who executed a customary lock-up agreement for a period continuing for 90 days after the consummation of the Public Offering were issued, as a one-time incentive, additional common stock and warrants, consistent with the Public Offering, in such number that made the effective conversion price equal to 90% of the effective price per unit sold in the Public Offering. Those holders of Preferred Stock who participated in the Public Offering, subject to a minimum participation requirement as agreed between the underwriters and the Company, and executed the foregoing lock-up agreement received, as a one-time incentive, additional common stock and warrants consistent with the Public Offering, in such number that decreases the effective conversion price on the conversion of Preferred Stock by those holders that execute a lock-up agreement to 80% of the effective price per unit sold in the Public Offering. The lock-up agreements applied to all shares of common stock issued to convert the holder’s Preferred Stock, and the additional shares of common stock and warrants, and underlying warrant shares, issued by the Company in exchange for the holder’s execution of the lock-up agreement and participation in the offering. As a result, the Company issued an aggregate of 1,846,928 shares of common stock consisting of (i) 723,555 shares upon conversion of the entire class of preferred and (ii) approximately 1,123,367 additional shares, as incentive shares and 923,464 warrants to purchase common stock. The number of warrants awarded to holders of Preferred Stock was calculated consistent with and have identical exercise terms, including exercise price and length of warrant, as those participants in the Public Offering.

(q)	To recognize the convertible notes liability conversion agreement which included provisions to convert those notes into common stock in conjunction with the Company’s consummation of the Offering and the Allure Transaction. The conversion price of the convertible notes was $7.65. The noteholder who executed a customary lock-up agreement for a period continuing for 90 days after the consummation of the Public Offering were issued, as a one-time incentive, additional common stock and warrants, consistent with the Public Offering, in such number that made the effective conversion price equal to 80% of the effective price per unit sold in the Public Offering. The noteholder who participated in the Public Offering, subject to a minimum participation requirement as agreed between the underwriters and the Company, and executed the foregoing lock-up agreement received, as a one-time incentive, additional common stock and warrants consistent with the Public Offering, in such number that decreases the effective conversion price on the conversion of the notes by those holders that execute a lock-up agreement to 70% of the effective price per unit sold in the Public Offering. The lock-up agreements applied to all shares of common stock issued to convert the holder’s notes, and the additional shares of common stock and warrants, and underlying warrant shares, issued by the Company in exchange for the holder’s execution of the lock-up agreement and participation in the offering. As a result, the Company issued an aggregate of 2,004,326 shares of common stock consisting of (i) 641,908 shares upon conversion of the entire class of preferred stock and (ii) approximately 1,362,418 additional common shares, as incentive shares and 1,002,163 warrants to purchase common stock. The number of warrants issued to holders of Preferred Stock was calculated consistent with and have identical exercise terms, including exercise price and length of warrant, as those participants in the Public Offering.

(r)	To derecognize the interest expense recorded on the additional loan of $1,100 from April 2018. We used proceeds for repayment of our senior secured credit facility down to a maximum balance of $4,000 (gross debt) as articulated in the “Use of Proceeds” section of the Prospectus, which represents a use of approximately $1,283 based on the outstanding balance as of September 30, 2018.